                                Exhibit 99.1

                       FORM 3 JOINT FILER INFORMATION

Name of Joint Filer:                        Atlantic Coastal Acquisition

                                            Management II LLC

Address of Joint Filer:                     6 St Johns Lane, Floor 5,
                                            New York, NY10013

Relationship of Joint Filer to Issuer:      Sponsor LLC

Issuer Name and Ticker or Trading Symbol:   Atlantic Coastal Acquisition
         Corp. II (ACAB)

Date of Event Requiring Statement:          01/13/2022
Month/Day/Year)

Name of Joint Filer:                        Shahraab Ahmad

Address of Joint Filer:                     49 Cathcart Road,
                                            London SW10 9JE

Relationship of Joint Filer to Issuer:      Chief Executive Officer

Issuer Name and Ticker or Trading Symbol:   Atlantic Coastal Acquisition
         Corp. II (ACAB)

Date of Event Requiring Statement:          01/13/2022
Month/Day/Year)